 Exhibit 23.3

Consent of Empire Valuation Consultants, LLC

We hereby consent to the inclusion in the registration statement on Form S-1/A of Platinum Research Organization, Inc. for the registration of shares of its common stock (the “Registration Statement”) of the reference to our reports relating to the valuation of the common equity and options of Platinum Research Organization, Inc. and to references to our firm’s name therein. In giving such consent to this specific text, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Empire Valuation Consultants, LLC

New York, New York

January 30, 2008